UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2007

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of President

On November 13, 2007, the Board of Directors of Integral Systems, Inc. (the “Company”) appointed Alan W. Baldwin, the Company’s Chief Executive Officer, to the additional position of President.

(e)	Approval of Discretionary Cash Bonuses for 2007

On November 13, 2007, the Compensation Committee of the Board of Directors of the Company approved the following discretionary cash bonuses for the 2007 fiscal year:

Alan W. Baldwin, Chief Executive Officer, President and Director – $40,000

Peter J. Gaffney, Executive Vice President, New Business Development and Technology – $80,000

Elaine M. Brown, Executive Vice President, Administration – $70,000

Stuart C. Daughtridge, Executive Vice President, Commercial Division – $87,000

James G. Schuetzle, Executive Vice President, Government Division – $86,000

The Compensation Committee determined not to award William M. Bambarger, Jr., the Company’s Chief Financial Officer any cash bonus for 2007 in light of the fact that he recently joined the Company on September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	INTEGRAL SYSTEMS, INC.

	By:	/s/ Alan W. Baldwin
Alan W. Baldwin
Chief Executive Officer and President